Exhibit 12(a)

Teachers Insurance and Annuity Association of America	Jonathan Feigelson
College Retirement Equities Fund	Senior Vice President and
730 Third Avenue	General Counsel
New York, New York 10017-3206	(212) 916-4344
(212) 490-9000 / (800) 842-2733	(212) 916-6749 Fax
jfeigelson@tiaa-cref.org.

April 26, 2010

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

Re:	College Retirement Equities Fund
Post-Effective Amendment No. 44 to Registration Statement on Form N-3
(File Nos. 33-00480 and File No. 811-04415)

Gentlemen:

     I hereby consent to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information filed by the College Retirement Equities Fund (“CREF”) as part of Post-Effective Amendment No. 44 to the Registration Statement (File Nos. 33-00480 and 811-04415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

Sincerely,

/s/ Jonathan Feigelson

Jonathan Feigelson

Senior Vice President

and General Counsel